Exhibit 99.1

6400 South Fiddler’s Green Circle, Suite 1970 Greenwood Village CO. 80111 Phone: 720.488.1711 Fax: 720.488.1722

FOR IMMEDIATE RELEASE	NEWS
August 22, 2006	OTCBB: LFLT
LIFELINE THERAPEUTICS, INC. ANNOUNCES
Q4 AND FY 2006 FINANCIAL AND OPERATING RESULTS
DENVER, Colorado — Lifeline Therapeutics, Inc. (OTCBB: LFLT), maker of Protandim®, today announced preliminary results for its fiscal year ended June 30, 2006. The company recorded net revenues of $7.2 million and a loss of $(2.7) million, or $(0.12) per share, for its fiscal year ended June 30, 2006. For its fiscal year ended June 30, 2005, revenues were $2.4 million and a loss of $(5.8) million, or $(0.33) per share.
For its fourth fiscal quarter 2006, the Company’s revenues were $1.1 million and a loss of $(1.6) million, or $(0.07) per share. For its fourth fiscal quarter 2005, revenues were $2.3 million and a loss of $(2.8) million, or $(0.16) per share.
Stephen K. Onody, CEO of Lifeline Therapeutics, commented, “Fiscal Year 2006 was a transition year for Lifeline Therapeutics. While we are pleased with the over 200% increase in revenue from our 2005 fiscal year, attributable to our first full year of shipment of Protandim, our operating results are not satisfactory. Our management changes and initiatives in distribution, advertising, and messaging are focused on sales growth and customer service, as reflected in the fourth quarter increase in operating expense in those areas.”
“In addition to the above revenue numbers, sales to our retail customer, currently reflected in deferred revenue, exceed $1.1 million for the year. The Company continues to enjoy strong margins, a loyal customer base, and at June 30, our cash and investment resources were $3.2 million. The Company has no significant debt,” stated Mr. Onody.
“As we previously reported in our Form 10-QSB for the quarter ended March 31, 2006, we are currently in discussion with the Securities and Exchange Commission Staff on resolution of accounting issues with regard to making our SB-2 registration statement declared effective. The previously reported matter of primary focus was the valuation of goodwill relative to the March 2005 acquisition of the remaining minority interest in Lifeline Nutraceuticals Corp. This matter has not yet been resolved. Further, in new comments issued August 17, 2006, the SEC Staff raised additional questions regarding the original accounting for other transactions that occurred in the fiscal year ended June 30, 2005, including those related to the convertible bridge notes. The outcome of these discussions with the SEC Staff may result in material adjustments to certain amounts reported in financial statements issued for the quarterly period ended March 31, 2005 and all subsequent periods, including those presented and reported herein as of and for the fiscal year ended June 30, 2006. Although we will make every attempt to have the outstanding questions and issues resolved prior to the filing of our Annual Report on Form 10-KSB for our fiscal year ended June 30, 2006, which is due on September 28, 2006, we can make no assurances that this will occur. Nevertheless, our Board of Directors and management, after consideration of the issues and factors involved, determined to report our preliminary year-end operating results now rather than waiting to report our Statements of Operations and Balance Sheet information until the issues with the SEC Staff concerning non-operating matters are fully resolved. Therefore we are reporting unaudited information concerning our Operating results and Balance Sheet as of and for the 12 months ended June 30, 2006 with the understanding that this information may in the future be adjusted for certain non-operating factors.”
“As we entered Fiscal Year 2007, we announced distribution through over 6,100 CVS/pharmacy (NYSE: CVS) stores, a key expansion of Lifeline’s retail strategy. We also signed an agreement to launch our distribution process in Japan and other rapidly growing, anti-aging markets in Asia. We recently renewed our agreement with GNC. Other key accomplishments include the rollout of the Healing Quest episode featuring Protandim, new advertising, radio spots, and Protandim being featured on The Today Show. “
Interested parties are invited to the Lifeline Therapeutics, Inc. conference call to be held Wednesday, August 23, 2006 at 8:00 a.m. MDT. The call may be accessed by dialing 800-240-7305.
About Protandim®
Protandim® is a patent-pending dietary supplement that increases the body’s natural antioxidant protection by inducing two protective enzymes, superoxide dismustase (SOD) and catalase (CAT). These naturally occurring enzymes simply become overwhelmed by free radicals as we get older. Oxidative stress (cell damage caused by free radicals) occurs as a person ages, when subjected to environmental stresses or as an associated factor in certain illnesses. TBARS are laboratory markers for oxidative stress in the body. New data from a scientific study in men and women show that after 30 days of taking Protandim®, the level of circulating TBARS decreased an average of 40 percent, with this decrease shown to be maintained at 120 days. Protandim® strengthens a person’s defenses against oxidative stress by increasing the body’s natural antioxidant enzymes. For more information, please visit the Protandim® product web site at www.protandim.com.
About Lifeline Therapeutics, Inc.
Lifeline Therapeutics, Inc. markets Protandim®. Lifeline Therapeutics is committed to helping people achieve health and wellness for life. For more information, please visit the Company’s web site at www.lifelinetherapeutics.com.
Except for historical information contained herein, this document contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and applicable common law. The Company uses the words “anticipate,” “believe,” “could,” “should,” “estimate,” “expect,” “intend,” “may,” “predict,” “project,” “target” and similar terms and phrases, including references to assumptions, to identify forward-looking statements. These forward-looking statements are based on the Company’s expectations and beliefs concerning future events affecting the Company and involve known and unknown risks and uncertainties that may cause the Company’s actual results or outcomes to be materially different from those anticipated and discussed herein. These factors are difficult to accurately predict and may be beyond the control of the Company. The following factors are among those that may cause actual results to differ materially from our forward-looking statements: the Company’s limited cash flow and the rapid development of technology, lack of liquidity for the Company’s common stock, working capital shortages and the length of time for scientific advances to reach the market (if they ever reach the market). These and other additional risk factors and uncertainties are discussed in greater detail in the company’s Annual Report on Form 10-KSB and other documents filed with the Securities and Exchange Commission. Forward-looking statements made by the Company in this news release or elsewhere speak only as of the date made. New uncertainties and risks come up from time to time, and it is impossible for the Company to predict these events or how they may affect the Company. The Company has no duty to, and does not intend to, update or revise the forward-looking statements in this news release after the date it is issued. In light of these risks and uncertainties, investors should keep in mind that the results, events or developments disclosed in any forward-looking statement made in this news release may not occur.
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CONTACTS:

Lifeline Therapeutics, Inc
Stephen K. Onody, CEO	Phone: 720-488-1711
Gerald J. Houston, CFO	Fax: 303-565-8700

LIFELINE THERAPEUTICS, INC.
CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
For the fiscal year and quarter ended June 30, 2006

	Fourth Quarter ended	Fiscal year ended
	June 30, 2006	June 30, 2006
	(Unaudited)	(Unaudited)

Revenues:
Sales, net	$1,098,852	$7,165,819
Cost of sales	235,641	1,491,332

Gross profit	863,211	5,674,487

Operating expenses:
Marketing and customer service	1,587,680	4,259,711
General and administrative	827,376	4,169,647
Research and development	65,887	114,163

Total operating expenses	2,480,943	8,543,521

Operating (loss)	(1,617,732)	(2,869,034)

Net other income and (expense)	44,873	134,533

Net (loss)	($1,572,859)	($2,734,501)

Loss per share, basic and diluted	($0.07)	($0.12)

Weighted average shares
outstanding, basic and diluted	22,117,992	22,117,992

LIFELINE THERAPEUTICS, INC.
CONDENSED CONSOLIDATED BALANCE SHEET
As of June 30, 2006

June 30, 2006
(Unaudited)
ASSETS
Current Assets	$4,414,215
Property and equipment, net	245,000
Intangible assets, net	5,472,042
Deposits	316,621

TOTAL ASSETS	$10,447,878

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities
Accounts payable	$613,833
Accrued expenses and other	401,290
Deferred revenue	1,144,950

Total Current Liabilities	2,160,073
Capital lease-long term portion	3,146
Stockholders’ equity	8,284,659

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$10,447,878